                                                                    EXHIBIT 4(a)

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.



$                                                          No
 ----------                                                   -----------------


CUSIP:  708160BL9
        ---------
                           J. C. PENNEY COMPANY, INC.

                           7 5/8% Debenture Due 2097

         J. C. Penney Company, Inc., a Delaware Corporation (hereinafter called
the Company), for value received, promises to pay to             or registered
assigns, the principal sum of ___________________ Dollars, on March 1, 2097, and to pay interest on said principal sum, semiannually on March 1 and September 1 of each year, at the rate of 7 5/8% per annum, from the March 1 or the September 1, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid on the Debentures, in which case from February 25, 1997, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after a Regular Record Date, which shall be the close of business on February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this Debenture shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Debenture shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid on the Debentures, from February 25, 1997. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the Regular Record Date for such Interest Payment Date. The principal of (and premium, if any) and interest on this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Notwithstanding anything else contained herein, if this Debenture is a Global Security and held in book-entry form through the facilities of the Depository, payments on this Debenture will be made to the Depository or its nominee in accordance with the arrangements then in effect between the Trustee and the Depository. If a Tax Event (as defined below) occurs, the Company shall have the right to advance the Stated Maturity as provided for below.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

         Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused the execution hereof in its corporate name by its duly authorized officers.

                                                   J. C. PENNEY COMPANY, INC.




                                                   By
                                                      -------------------------
                                                      CHAIRMAN OF THE BOARD




By
   ---------------------------
   SECRETARY

              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                        CERTIFICATE OF AUTHENTICATION

                This is one of the 7 5/8% Debentures Due 2097
               referred to in the within-mentioned Indenture.


                                           FIRST TRUST OF CALIFORNIA
                                             NATIONAL ASSOCIATION, AS TRUSTEE




                                           By
                                              ---------------------------------
                                                Authorized Officer

              [FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION]

                        CERTIFICATE OF AUTHENTICATION

This is one of the 7 5/8% Debentures Due 2097 referred to in the within-mentioned Indenture.


                                      FIRST TRUST OF CALIFORNIA
                                        NATIONAL ASSOCIATION, AS TRUSTEE

                                      THE CHASE MANHATTAN BANK



                                      By
                                         -------------------------------
                                           Authenticating Agent



                                      By
                                         -------------------------------
                                           Authorized Officer



                         [FORM OF REVERSE OF DEBENTURE]

                           J. C. PENNEY COMPANY, INC.

                           7 5/8% Debenture Due 2097

         This Debenture is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Bank of America National Trust and Savings Association, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for the statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series of the Securities designated as the 7 5/8% Debentures Due 2097 (herein called the "Debentures"), limited in aggregate principal amount to $500,000,000.

         On and after February 25, 1997, the Debentures may be redeemed, at the option of the Company, as a whole or from time to time in part, on any date prior to Stated Maturity, upon not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, together in either case with accrued interest on the principal amount being redeemed to the Redemption Date.

         In addition, if a Tax Event (as defined below) occurs and in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the maturity of the Debentures, be more than an insubstantial risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, the Company will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Debentures in whole (but not in part), on not less than 30 or more than 60 days' prior notice mailed to the Holders thereof, at a Redemption Price equal to the greater of
(i) 100% of the principal amount of the Debentures and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, together, in either case with accrued interest on the principal amount being redeemed to the Redemption Date.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register, upon surrender of this Debenture for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal, will issued to the designated transferee or transferees.

         The Debentures are issuable only as registered Debentures without coupons in the denominations of $1000 and any integral multiple thereof. As provided in the Indenture, Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Upon the occurrence of a Tax Event, the Company shall have the right, without the consent of the Holders of the Debentures, to advance the Stated Maturity of all, but not less than all, of the Debentures to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after advancing the Stated Maturity, interest paid on the Debentures will be deductible for United States federal income tax purposes.

         In the event that the Company elects to exercise its right to advance the Stated Maturity of the Debentures on the occurrence of a Tax Event, the Company shall mail a notice of the advanced Stated Maturity to each Holder hereof in the manner provided in the Indenture by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new Stated Maturity of the Debentures. Such notice shall be effective immediately upon mailing.

         "Tax Event" means that the Company shall have received the written opinion of a nationally recognized independent tax counsel to the effect that, on or after the date of the Debentures' issuance, as a result of (a) any amendment to, clarification of, or change in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in the official position with respect to or any interpretation of such Administrative or Judicial Action that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the Debentures, such change in tax laws or regulations creates a more than insubstantial risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

         If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

         No recourse shall be had for the payment of the principal of (or premium, if any) or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.